   EXHIBIT 10.51
NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”), dated as of May 8, 2008, is entered into by and between ZAP, a California corporation (the “Company”), and Al Yousuf, LLC, a limited liability company organized under the laws of the United Arab Emirates (“AYG” or the “Purchaser”).

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

AUTHORIZATION AND SALE OF CONVERTIBLE NOTE

1.1    Purchase and Sale of Convertible Note.

(a) Subject to the terms and conditions hereof, the Company has authorized the issuance and sale of the Note (as defined below) to the Purchaser as of the date first written above.

(b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to issue and sell to the Purchaser a senior convertible promissory note in the form attached to this Agreement as Exhibit A (the “Note” and together with this Agreement, the "Transaction Documents") made payable to AYG in the principal amount of Four Hundred Seventy-Five Thousand U.S. Dollars (U.S. $475,000) which amount shall be referred to herein as the "Principal."  The Note shall bear interest at a rate equal to the greater of (i) 6 month LIBOR plus two hundred and fifty (250) basis points per annum, and (ii) 6% per annum, shall mature on the Maturity Date (as such term is defined in the Note), and shall be convertible into securities of the Company in accordance with the terms of the Note.

(c) The Note and the equity securities issuable upon conversion of the Note (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the “Securities.”

(d) The Purchaser is entering this Agreement and purchasing the Note from the Company in order for the Company to pay-off the outstanding convertible notes issued by the Company and held by Gemini Master Fund, LTD, including, without limitation, all principal, interest and any amounts in the nature of penalties pursuant to the outstanding convertible notes.  References in this Agreement to the Company shall be deemed to include any permitted assignee or transferee of this Agreement or the Note, or any permitted successor to the Company’s business.

(e) The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Dewey & LeBoeuf LLP, 333 South Grand Avenue, Suite 2600, Los Angeles, California 90071, on the date hereof or at such other date as is mutually agreed upon by the Company and the Purchaser.  The date of the Closing is referred to herein as the “Closing Date.”  Subject to the terms and conditions of this Agreement, at the Closing, the Company shall borrow from the Purchaser and the Purchaser shall extend to the Company, a loan amount equal to the Principal in the form of cash, and the Company shall issue to the Purchaser a duly executed Note evidencing the indebtedness relating to the Purchaser’s loan.  The Purchaser shall advance the loan in full to the Company by delivery of a wire transfer to the Company’s bank account as listed below:

Richardson & Patel LLP Client Trust Account Bank Name:	Comerica Bank of California Westwood Office 10900 Wilshire Boulevard Los Angeles, California 90024
Telephone: ABA Number: ACCT. Number: Beneficiary: Re:	800-888-3595 121137522 1891937581 Richardson & Patel LLP Client Trust Account Client Name: ZAP

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Purchaser to enter into this Agreement and purchase the Note hereunder, the Company hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date hereof and as of the Closing Date.

2.1    Organization, Good Standing and Qualification.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.  As used by the Company herein, “Material Adverse Effect” means any change (or effect) in the business, financial condition or operations of the Company which change or effect, individually or in the aggregate, is or could reasonably be expected to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

2.2    Authorization.

The Company has all requisite corporate power and authority to execute, deliver and perform, as applicable, this Agreement and the other Transaction Documents. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and the performance of all obligations of the Company under this Agreement and the other Transaction Documents has been taken prior to the date hereof.  Each Transaction Document, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3    Consents and Filings.

Assuming the accuracy of the representations made by the Purchaser in Article III of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any other person or entity is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, and Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), which filings will have occurred within the appropriate time periods therefor.

2.4    Compliance with Other Instruments.

The Company is not in violation or default of: i) any provisions of its articles of incorporation or bylaws, or ii) any material provision of any instrument, judgment, order, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound.  The Company is not in material violation of any provision of federal or state statute, rule, order or regulation of any domestic or foreign government or any instrumentality or agency thereof.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby will not, with or without the passage of time or giving of notice, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Company’s articles of incorporation or bylaws; (b) conflict with, or result in any violation of or default or loss of any benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which the Company is a party or to which any of its property is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which the Company is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or an event that, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the assets or properties of the Company; or (d) result in the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.5    Offering Exemption.

Based in part on the representations of the Purchaser set forth in Article III below, the offer, sale and issuance of the Note, and the securities issuable upon conversion of the Note, are exempt from the registration requirements of the Securities Act and are exempt from the qualification or registration requirements of applicable state securities laws.

2.     Disclosure.

No representation, warranty or statement by the Company in this Agreement (including all exhibits hereto) or the other Transaction Documents, or in any written statement or certificate furnished to the Purchaser pursuant to such agreements, or the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company that:

3.1    Authorization.

The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the Purchaser’s jurisdiction and has all requisite corporate power and authority to enter into the Transaction Documents.  The Transaction Documents, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2    Purchase Entirely for Own Account.

This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3    Disclosure of Information.

The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities.

3.4    Investment Experience.

The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  The Purchaser has not been formed for the specific purpose of acquiring the Securities.

3.5    Restricted Securities.

The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control.

3.6    Further Limitations on Disposition.

(a)    Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

                                (i)           There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                                (ii)           The Purchaser shall have furnished to the Company an opinion of counsel, to the extent reasonably required by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                                (iii)           Notwithstanding the provisions of Paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the

Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder.

(b)    No Public Market.  The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(c)    Legends.  The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(i) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) “THE SHARES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(iii) “THE SHARES REPRESENTED HEREBY HAVE BEEN ISSUED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(iv) “TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SUCURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(v) Any legend set forth in or required by the other Transaction Documents.

(vi) Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.7    Accredited Investor.

The Purchaser is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

3.8    Foreign Investors.

If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  Such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9    No General Solicitation.

Neither the Purchaser, nor any of its officers, employees, agents, directors, holders of capital stock or partners has engaged the services of a broker, investment banker or finder to contact any potential investor nor has the Purchaser or any of the Purchaser’s officers, employees, agents, directors, holders of capital stock or partners, agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor.  Neither the Purchaser, nor any of its officers, directors, employees, agents, holders of capital stock or partners has (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

ARTICLE IV

COVENANTS OF THE COMPANY AND STOCKHOLDERS

4.1    Use of Proceeds.

The Company shall use the proceeds of the Note solely for the purposes set forth on the Sources and Uses attached to this Agreement as Exhibit B.

4.2    Sufficiency of Shares for Conversion.

So long as there are outstanding any obligations in connection with the payment or conversion of the principal and interest on the Note, the Company shall at all times reserve and keep available out of its authorized but unissued shares of capital stock, for the purpose of effecting the conversion of the Note and otherwise complying with the terms of this Agreement and the other Transaction Documents, such number of its duly authorized shares of capital stock as shall be sufficient to effect such conversion or otherwise comply with the terms of this Agreement and the other Transaction Documents.  If at any time the number of authorized but unissued shares of capital stock shall not be sufficient to comply with the terms of this

Agreement, the Company and each stockholder shall promptly forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of the applicable capital stock to such number of shares as shall be sufficient for such purposes.  Upon delivery, all such shares shall be duly and validly issued and fully paid and nonassessable.

4.3    Restrictions and Limitations.

Until such time as the Note has been (a) paid in full, or (b) converted in accordance with its terms, the Company shall not without the prior written consent of the Purchaser:

(a)           Amend, alter, repeal, or waive any provision of, or add any provision to the articles or certificate of incorporation, as applicable, or bylaws of the Company, whether by means of an amendment to the articles or certificate of incorporation, as applicable, or bylaws of the Company or by merger, consolidation, or otherwise;

(b)           Effect any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, or seek, consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator for any assets of the Company;

(c)           Effect any Sale Transaction (i) with an affiliate of the Company or (ii) if the amount of cash and immediately liquid and marketable securities payable immediately in respect of each share of the Company's common stock in connection with such Sale Transaction is less than two hundred percent (200%) of the fair market value of such common stock of the Company on the date hereof;  “Sale Transaction” means (i) an acquisition of the Company by another person or entity by means of any transaction or series of related transactions (including without limitation, any consolidation or merger of the Company with or into any other entity) in which (x) the holders of the Company’s outstanding capital stock immediately before such transaction do not, immediately after such transaction, retain stock or other equity interests representing at least fifty percent (50%) of the voting power of the surviving entity of such transaction or (y) a holder of less than fifty percent (50%) of the Company’s outstanding capital stock immediately before such transaction acquires more than fifty percent (50%) of the Company’s outstanding capital stock in such transaction; or (ii) a sale of all or substantially all of the assets of the Company.

(d)           Repurchase, redeem or otherwise acquire any of the outstanding securities of the Company, except for the repurchase of unvested shares from employees, directors or consultants at cost upon termination of their relationship with the Company, pursuant to the terms of agreements providing for the original issuance of such capital stock (or options to purchase capital stock);

(e)           Declare or pay dividends or make any distributions of cash, property or securities of the Company with respect to any shares of its common stock or any other capital stock of the Company;

(f)           Authorize, issue or grant any payment or other consideration to any person or entity in connection with a Sale Transaction other than (i) as required by applicable law, (ii) in respect of any outstanding equity interest in the Company or (iii) in respect of any debt obligation of the Company;

(g)           Make any asset or equity interest acquisition outside of the ordinary course of business;

(h)           Make any loan or advance to any person (including, the Company's employees and directors) or entity, other than advances and similar expenditures in the ordinary course of business;

(i)           Pledge assets or incur or guarantee, directly or indirectly, any indebtedness in excess of Twenty Five Thousand U.S. Dollars ($25,000) per debt instrument, or One Hundred Thousand U.S. Dollars ($100,000) in the aggregate, except for trade accounts of any subsidiary arising in the ordinary course of business;

(j)           Enter into any agreement or contract with any affiliate of the Company or their respective officers or directors other than agreements relating to employment, nondisclosure of confidential information or noncompetition that do not create obligations for the Company equal to or greater than Fifty Thousand U.S. Dollars ($50,000) per year;

(k)           Change the nature of its business operations as in effect on the date hereof;

(l)           Grant to any employee, officer, director, consultant or advisor any stock option, stock appreciation right, phantom stock right or other right to acquire any equity security, other than in accordance with agreements as existing on or before the date hereof, as listed on Exhibit C, attached hereto;

(m)           Create a subsidiary unless such subsidiary is wholly-owned by the Company;

(n)           Issue any security of a subsidiary to any person or entity other than the Company or an entity wholly-owned and controlled by the Company;

(o)           Incur or refinance any indebtedness or encumbrance of any assets in excess of Fifty Thousand U.S. Dollars ($50,000); or

(p)           Enter into any merger, consolidation or reorganization transaction in which the Company is not the surviving entity.

4.4    No Impairment.

The Company shall not by amendment of its articles or certificate of incorporation, as applicable, or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under the Transaction Documents.

ARTICLE V

MISCELLANEOUS

5.1    Assignments; Parties in Interest.

This Agreement shall bind and inure to the benefit of the parties and each of their respective successors and permitted assigns.  The Company may not assign either this Agreement or any of its rights, interests, or obligations hereunder.  The Purchaser may assign any of its rights hereunder; provided, however, that the transferee agrees to be bound by, and entitled to the benefits of, this Agreement as an original party hereto.

5.2    Disclosure.

Except as otherwise required by law, the Purchaser and the Company agree that they shall make no written or other public disclosures regarding this transaction or regarding the parties hereto to any individual or organization without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, or as required by applicable law.

5.3    Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4    Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5    Notices.

Any notice required or permitted by this Agreement shall be in writing and shall be deemed effectively given (A) (i) upon personal delivery to the party to be notified, (ii) three (3) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, (iii) when sent by confirmed telegram or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (iv) five (5) business days after being sent by registered or certified mail, return receipt requested, postage prepaid; and (B) addressed to the party to be notified at such party’s address or fax number as follows: (a) if to the Company, ZAP, 501 Fourth Street, Santa Rosa California 95401, facsimile (310) 208-1154; with a copy to Mark Abdou, Richardson & Patel, Murdock Plaza, 10900 Wilshire Blvd., Suite 500, Los Angeles, California 90024 or (b) if to the Purchaser, Al Yousuf LLC, Attention: Iqbal al Yousuf, Mezzanine Floor, Yamaha Showroom, Sheikh Zayed Road, Dubai, United Arab Emirates, telephone number (+971.4.339.0000), facsimile +971.4.339.5544; with a copy to John Podgore, Dewey & LeBoeuf LLP, Suites 102-104, Level 1, The Gate Village Building 4, Dubai International Financial Centre, PO Box 506675, Dubai,

UAE, facsimile 971 4 425 6301 (or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto).

5.6    Fees and Expenses.

The Company shall pay the reasonable fees and expenses of Dewey & LeBoeuf LLP, the counsel for AYG, provided such fees and expenses do not exceed, in the aggregate, $25,000.

5.7    Amendments and Waivers.

Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section 5.7 shall be binding upon the Company, the Purchaser and any future holder of the Note.  No waiver of any provision of the Transaction Documents or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar.  No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing.  Any waiver given by a party shall be null and void if the party requesting such waiver has not provided a full and complete disclosure of all material facts relevant to the waiver requested.

5.8    Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

5.9    Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.10   Entire Agreement.

This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

5.11   Governing Law.

This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

5.12   Dispute Resolution.

Any unresolved controversy or claim arising out of or relating to this Agreement or the other Transaction Documents, except for any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, then such controversy or claim shall be submitted to arbitration under the auspices of JAMS in Los Angeles in accordance with its rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof.  Each party will bear its own costs in respect of any disputes arising under this Agreement or the other Transaction Documents.

5.13   Survival.

All representations and warranties made by any party in this Agreement or pursuant hereto shall survive any investigation made at any time by or on behalf of any other party and shall survive the Closing.  The covenants and agreements set forth in this Agreement shall survive the Closing and shall continue until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

5.14   Remedies Cumulative.

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

5.15   Specific Performance.

In addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be executed as of the date first above written.

COMPANY: ZAP By: /s/ SteveSchneider Name: Steven Schneider Title: Chief Executive Officer PURCHASER: AL YOUSUF LLC By: Eqbal Al Yousuf Name: Eqbal Al Yousuf Title: President

[Signature Page to Note Purchase Agreement]

Exhibit A

Form of Note

Exhibit B

Sources and Uses

The Company shall solely use the funds obtained from the sale of the Note to the Purchaser to pay-off the outstanding convertible notes issued by the Company and held by Gemini Master Fund, LTD, including, without limitation, all principal, interest and any amounts in the nature of penalties pursuant to the outstanding convertible notes.  This shall be the exclusive use of the funds obtained from the sale of Note and the Company may not use the funds for any other purpose.